BELL, BOYD & LLOYD LLC                       THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                             CHICAGO, ILLINOIS 60602-4207
                                             312.372.1121  FAX 312.372-2098
STACY H. WINICK
DIRECT DIAL:  312 807-4255                   OFFICES IN CHICAGO
swinick@bellboyd.com                         AND WASHINGTON, D.C.



                            January 29, 2002



         As counsel for Liberty-Stein Roe Funds Income Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-02633:


                                                                                                  Exhibit
                                                                                          ----------------------
                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---
SteinRoe Cash Reserves (now named
     Stein Roe Cash Reserves Fund)                    12/10/87           08/16/96           10(b)          29
 SteinRoe Income Fund (now named
     Stein Roe Income Fund)                           12/20/87           08/16/96           10(b)          29
SteinRoe Intermediate Bond Fund
     (now named Stein Roe Intermediate
     Bond Fund)                                       12/20/87           08/16/96           10(b)          29
Stein Roe High Yield Fund                             10/25/96           10/28/96           10(c)          30

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                BELL, BOYD & LLOYD LLC


                                By   /s/ Stacy H. Winick
                                         Stacy H. Winick